Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Linda Flynn, (212) 235-2191

Linda.Flynn@tphs.com

Trinity Place Holdings Appoints New Board Member

Jeffrey B. Citrin Joins Trinity Board as Independent Director

NEW YORK, NY (April 24, 2018). Trinity Place Holdings Inc. (NYSE: TPHS) announced today that Jeffrey B. Citrin has joined its board of directors as an additional independent director.

Mr. Citrin currently serves as Vice Chairman/Senior Advisor of Square Mile Capital Management LLC. Square Mile, which Mr. Citrin founded in 2006, is a private institutionally backed New York-based investment firm which focuses on real estate and real estate related opportunities. Mr. Citrin served as Square Mile’s Co-Managing Principal until July 2017. In addition to his ongoing role on Square Mile’s Board of Directors, Mr. Citrin serves on the Investment Committees for all of Square Mile’s funds and investment vehicles.  Prior to founding Square Mile, Mr. Citrin served as President of Blackacre Capital Management LLC which he cofounded in 1994. Blackacre (now Cerberus Institutional Real Estate) is the dedicated real estate arm of global investment firm Cerberus Capital Management LP. Prior to cofounding Blackacre, Mr. Citrin was a Managing Director at Oppenheimer & Co. Inc. where he served as head of the firm’s Commercial Mortgage Investment Unit through which Oppenheimer conducted its commercial mortgage and real estate principal activities. From 1991 through 1993, Mr. Citrin served as a Vice President at First Boston (now Credit Suisse) where he was a founding member of the firm’s Real Estate Principal Group, and from 1986 through 1991 Mr. Citrin was a Vice President in the Real Estate Investment Banking Unit of Chemical Bank (now JP Morgan Chase). Mr. Citrin practiced law from 1983 until 1986.

Matthew Messinger, President and CEO of Trinity Place Holdings stated: “We cannot be more pleased to welcome Jeff to our board. His extensive experience in real estate investment and finance, along with Jeff’s demonstrated expertise and longstanding track record in investment sourcing, transaction structuring, asset management, workouts and capital formation adds tremendous depth and knowledge we look forward to drawing from.”

Mr. Citrin graduated from Dartmouth College in 1980 and received a JD from the Columbia University School of Law in 1983. He currently serves as Co-Chairman of the Board of Overseers of the Hood Museum of Art, and as a member of the Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT), the Real Estate Roundtable, the Urban Land Institute and the Board of Advisors of the Hospital for Special Surgery.

As a Class II director, Trinity Place Holdings expects that Mr. Citrin will be nominated for re-election along with the other Class II directors at the 2018 annual meeting of shareholders.

About TPHS

Trinity Place Holdings Inc. (the “Company”) is a real estate holding, investment and asset management company. The Company’s business is primarily to own, invest in, manage, develop and/or redevelop real estate assets and/or real estate related securities. The Company is developing a mixed-use condominium at 77 Greenwich Street in Lower Manhattan, which is one of Lower Manhattan’s premier development sites. The Company also owns a shopping center located in West Palm Beach, Florida and retail in Paramus, New Jersey as well as a 50% interest in The Berkley, a Williamsburg, Brooklyn, located multi-family property. Trinity Place Holdings’ intellectual property includes rights related to the Filene's Basement trademarks. In addition, the Company also has over $230 million of Federal tax net operating losses. Several of its current assets are the legacy of certain Syms Corp. and Filene’s Basement holdings as a result of those companies having emerged from Chapter 11 bankruptcy under a plan of reorganization in September 2012. The Company also is under Contract to purchase 237 11th Street in Brooklyn. More information on the Company can be found at www.trinityplaceholdings.com and on our residential properties at http://theberkleybk.com/ as well as www.237eleventh.com

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.  For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017, as well as to our subsequent filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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